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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63100, No. 333-102047, and No. 333-160384 of Rockwell Collins, Inc. on Form S-8 of our report dated June 29, 2011, relating to the financial statements and financial statement schedule of Rockwell Collins Retirement Savings Plan appearing in this Annual Report on Form 11-K of Rockwell Collins Retirement Savings Plan for the year ended December 31, 2010.

Chicago, Illinois
June 29, 2011

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Deloitte Touche Tohmatsu